*Certain identified information has been omitted pursuant to
Item 601(b)(10)(iv) of Regulation S-K.

Exhibit 10.22

200 South Park Road, Suite 350
Hollywood, FL, 33021 USA
T 800.218.7450

March 16, 2026

Mr. Talman B. Pizzey

    RE:    Separation Agreement, General Release and Board Release
Dear Tal:
The purpose of this separation agreement (the “Separation Agreement”) is to memorialize the terms and conditions of the termination of your employment with TIC Solutions, Inc. (the “Company”) and its subsidiaries and affiliates (together with the Company, the “Company Group”), as well as that certain Employment Agreement, dated September 19, 2024, as amended, by and among you and the Company (the “Employment Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement. All references herein to the “Company” shall be deemed to include and refer to any Canadian subsidiary that employed you.
To ensure that the termination of your employment with the Company occurs on mutually acceptable terms, this Separation Agreement, along with the General Release of Claims on Exhibit A attached hereto and made a part hereof (the “General Release”) and Board General Release of Claims on Exhibit B attached hereto and made a part hereof (the “Board Release”), will summarize the terms and conditions surrounding your resignation including, without limitation, the compensation and benefits that will be provided to you.
Termination Date
The effective date of your resignation, being the termination of your employment, and the Employment Agreement, is March 31, 2026 (“Termination Date”).
Resignation as Officer of the Company
You acknowledge and agree that, effective as of the Termination Date, you will be deemed to have resigned from all positions then held as an officer throughout the Company Group.
Transitional Assistance - Consulting Services
On and after the Termination Date through December 31, 2026, in consideration for the continuation of the Eligible 2025 PSUs (as defined below), you agree that you will provide such services and/or make yourself available as may be necessary to assist the Company with respect to all transition matters and perform such duties as may reasonably be requested of you by the Company including, without limitation, onboarding and transitioning the replacement hire (collectively, the “Services”).

Accrued Obligations
Whether or not you choose to sign this Separation Agreement, the General Release and the Board Release, the Company will pay to you any (a) accrued but unpaid Base Salary you have earned through the Termination Date, payable as and when such accrued Base Salary would otherwise be payable, (b) accrued but unused paid time off (PTO) as determined in accordance with Company Group policies, payable within thirty (30) days after the Termination Date, and (c) any vested accrued but unpaid benefits provided under the Company’s employee benefit plans, subject to and in accordance with the terms of those plans, in each case, less applicable withholding and employment taxes.
For purposes of this Separation Agreement, the General Release and the Board Release, the amounts described above in this section shall be referred to as the “Accrued Obligations”.
As you are voluntarily resigning, you acknowledge you are not entitled to any notice of termination, pay in lieu of notice, severance or other termination-related payment at common law or under any applicable legislation, including but not limited the Employment Standards Code, RSA 2000, cE-9, by the Company or Company Group for employment under the Employment Agreement or other employment arrangements.

Group Benefits
Following the Termination Date, your extended health and dental benefits will transition to the retirement benefit class and will be further terminated on December 31, 2026. The Company Group's life insurance and long-term disability policies may give you the right to convert to individual policies within a limited time period from your last day of employment. You will be solely responsible for paying any premiums on individual insurance coverage you elect to obtain. We strongly recommend that you take steps as you deem necessary to obtain private insurance coverage to replace your terminated group coverage as soon as possible. Please contact our insurer directly to obtain further details with respect to these options. The Company Group will not take any steps on your behalf to convert group insurance coverage to personal insurance coverage.
Separation Benefits

In the event that you execute and deliver to the Company both the Separation Agreement (which is executed hereby) and the General Release (which is to be signed after your employment ends on or after the Termination Date) and you agree to execute the Board Release and deliver it to the Company within the timeframe specified below under the heading “Release of Claims against the Company Group”, then in lieu of any amounts that you may be entitled to receive under Section 2.4(c) of your Employment Agreement, the following shall apply (subject to any timing restrictions as may be applicable under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)):

•All of the unvested portions of your outstanding restricted stock unit awards, specifically 146,667 shares of the common stock of the Company (which consists of 73,333 shares subject to a restricted stock unit award agreement, dated July 30, 2024, and 73,333 shares subject to a restricted stock unit award agreement, dated April 11, 2025) will accelerate and vest in full on the date you deliver the executed General Release to the Company;

•With respect to the performance restricted stock unit award granted to you on July 30, 2024 with respect to 110,000 shares of the common stock of the Company (the “2024 PSUs”), you will remain eligible to vest in the 2024 PSUs, subject to the satisfaction of the performance criteria set forth therein, notwithstanding the termination of your employment; and

•With respect to the performance restricted stock unit award granted to you on April 11, 2025 with respect to 146,667 shares of the common stock of the Company (the “2025 PSUs”), the following shall apply: (a) notwithstanding the termination of your employment, you will remain eligible to vest in 73,333 shares subject to the 2025 PSUs (the “Eligible 2025 PSUs”), provided that the performance criteria thereunder will be amended as provided in Exhibit C; and (b) the remaining portion of the of the 2025 PSUs, specifically 73,334 shall be immediately forfeited and no longer have any force or effect as of the Termination Date.

For purposes of this Separation Agreement, the General Release, and the Board Release, the benefits described above in this section shall be referred to as the “Separation Benefits”.

It should be noted that in the event of your death prior to the payment of all of the Separation Benefits hereunder, the Company will continue to pay the remainder of such Separation Benefits to your surviving spouse or your estate, as applicable.

You acknowledge and agree that as of the Termination Date, this Separation Agreement (inclusive of the General Release to be executed after the Termination Date and the Board Release to be executed after your service on the board(s) end) shall supersede and replace all benefits, rights and obligations in connection with your employment with the Company. Accordingly, you further acknowledge and agree that this Separation Agreement, the General Release, and the Board Release sets forth all compensation and benefits to which you are entitled and shall be paid to you in full satisfaction thereof, in connection with your employment with the Company Group.

Integration of Employment Agreement; Survival of Certain Provisions

As of the Termination Date, you acknowledge and agree that this Separation Agreement shall supersede and replace, in its entirety, the Employment Agreement other than the following provisions thereunder: Section 2.4(e) (Severance Forfeiture), Section 2.5 (Confidential Information), Section 2.6 (Competitive Activity), Section 2.7 (Ideas, Inventions and Discoveries), Section 3.12 (Remedies) and Section 3.14 (Future Employment), which shall remain in full force and effect.

For the avoidance of doubt, you acknowledge and agree that the Restricted Period referred to in Section 2.6(a) of your Employment Agreement shall continue through the twenty-four (24) month period ending after the date on which you no longer provide services to the Company Group, which includes your continuing services as a member of the board of directors of the Company and the Company Group. You further acknowledge and agree that your obligations set forth in Sections 2.6(e) and 2.6(f) of the Employment Agreement shall continue through the twenty-four (24) month period ending after the date on which you no longer provide services to the Company Group, which includes your continuing services as a member of the board of directors of the Company and the Company Group.

Accordingly, you further acknowledge and agree that (i) this Separation Agreement sets forth all compensation and benefits to which you are entitled under your Employment Agreement; and (ii) in the event that you breach any of the provisions in Sections 2.5, 2.6 and 2.7 of the Employment Agreement, which survive the termination of such Employment Agreement, the Separation Benefits shall cease immediately and you will no longer be entitled to such benefits.

Release Of Claims Against the Company Group

In exchange for and as a condition to receiving the Separation Benefits, you shall knowingly and willingly release the Company Group from any kind of claim you have arising out of or related to your employment and/or the resignation of your employment and other affiliation with the Company Group by executing the General Release attached hereto as Exhibit A and the Board Release attached hereto as Exhibit B.

You will be required to execute the General Release, and therefore agree to be bound by the terms and conditions thereof, no earlier than the Termination Date but no later than five business days after such Termination Date. Further, you will be required to execute the Board Release, and therefore agree to be bound by the terms and conditions thereof, no earlier than the date your service on the board(s) end but no later than five business days after such date.

Severability; Entire Agreement; No Oral Modifications; No Waivers

If a court of competent jurisdiction determines that any of the provisions of this Agreement are invalid or legally unenforceable, all other provisions of this Agreement shall not be affected and are still enforceable. This Separation Agreement, the General Release, and the Board Release are intended to be a single integrated contract expressing our entire understanding regarding the subjects it addresses. As such, it supersedes all oral and written agreements and discussions that occurred before the time you sign each of them except as to any obligations you may owe to the Company Group as described in the “Integration of Employment Agreement; Survival of Certain Provisions and Agreements” section above that remain in effect. This Separation Agreement, General Release, and Board Release may be amended or modified only by an agreement in writing signed by you and countersigned by an executive officer of the Company. The failure by the Company or you (i) to declare a breach, or (ii) to otherwise assert rights under this Agreement shall not be construed as a waiver of any of rights under this Separation Agreement, the General Release, and the Board Release. This Separation Agreement, the General Release, and the Board Release may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Governing Law; Venue; Waiver of Jury Trial
This Separation Agreement, General Release, and Board Release shall be governed by the laws of the State of Delaware applicable to contracts executed and performed within that State and without respect to conflict of laws principles. The parties hereto irrevocably and unconditionally (i) agree that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of New Castle County, Delaware or the court of the United States, District of Delaware; and (ii) consent to the jurisdiction of each such court in any suit, action or proceeding. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SEPARATION AGREEMENT, GENERAL RELEASE, AND BOARD RELEASE.
Acknowledgements and Certifications

You acknowledge and certify that:

•you have read and you understand all of the terms of this Separation Agreement, the General Release on Exhibit A, and the Board Release on Exhibit B, and are not relying on any representation or statement, written or oral, not set forth in this Separation Agreement, General Release, and Board Release;
•you are signing this Separation Agreement, and shall sign the General Release and Board Release, knowingly and voluntarily; and
•you have been advised to consult with an attorney before signing this Separation Agreement, General Release, and Board Release.

[Signature Page Follows]

IF YOU SIGN THIS DOCUMENT AND EXHIBIT A ATTACHED HERETO, IT BECOMES A LEGALLY ENFORCEABLE AGREEMENT EFFECTIVE ON THE DATE SIGNED BY THE COMPANY.

Dated: March 16, 2026	/s/ Talman B. Pizzey
TALMAN B. PIZZEY

Dated: March 16, 2026	TIC SOLUTIONS, INC.

By: /s/ Kristin Schultes
Name: Kristin Schultes
Title: Chief Financial Officer

EXHIBIT A
GENERAL RELEASE OF CLAIMS

1.Talman B. Pizzey (“Executive”), for Executive and Executive’s family, heirs, executors, administrators, legal representatives and their respective successors and assigns, in exchange for the Separation Benefits set forth in the Separation Agreement dated [__], 2026 (the “Agreement”), does hereby forever release and discharge the Company, its former and current parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, and each of their former and current agents, employees, officers, directors, shareholders, members, partners, trustees, heirs, joint venturers, attorneys, representatives, owners and servants (collectively, the “Released Parties”) from any and all actions, causes of action, suits, controversies, claims and demands whatsoever (collectively, “Claims”), whether known or unknown, that Executive ever had, now has or may have based upon any matter, fact, cause or thing, occurring from the beginning of time up to and including the date Executive executes this General Release, including, without limitation, all Claims regarding Executive’s employment with the Company, the Company Group or any of its predecessors, at any time, any events that may have occurred during the course of Executive’s employment or the termination of Executive’s employment, or any other matters or Claims of any kind or nature. This includes, without limitation, a release of any and all Claims for unpaid wages, holiday pay, overtime, bonuses or other compensation, breach of contract, wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, employment discrimination, unlawful harassment, retaliation, emotional distress, violations of public policy, defamation, fraudulent misrepresentation or inducements and severance pay and any other federal, state, provincial or local laws, statutes, rules, ordinances or regulations, whether equal employment laws, statutes, rules or regulations or otherwise. Without limiting the generality of the release provided above, Executive expressly waives any and all claims arising from or connected with: (a) Executive’s employment with the Company; (b) the cessation of Executive’s employment with the Company; (c) Executive’s loss of office or employment with the Company; (d) the discontinuance and loss of any pension, medical, dental, disability, life and other insurance or welfare plans or benefits sponsored or contributed to by the Company on Executive’s behalf, and Executive acknowledges sole responsibility to replace the insurance or welfare plans or benefits which Executive wishes to continue and to exercise conversion privileges where applicable with respect to such discontinued coverage; (e) any and all claims for salary, wages, termination pay, severance pay, vacation pay, overtime pay, general holiday pay, bonuses, commissions, expenses, allowances, incentive payments, entitlements, or any other remuneration or benefits arising out of Executive’s employment with the Company; (f) any claims against the Company under the Employment Standards Code (Alberta); (g) any claims against the Company under the Alberta Human Rights Act. Notwithstanding anything in this Section 1 to the contrary, this General Release shall not apply to (i) any right Executive has to the Separation Benefits; (ii) any rights or claims that may arise as a result of events occurring after the date this General Release is executed, (iii) any indemnification and advancement rights Executive may have as a former employee, officer or director of the Company or its subsidiaries, (iv) any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its affiliates in accordance with the terms of such policy, and (v) Executive’s rights to the Accrued Obligations (as defined in the Employment Agreement). Capitalized words used but not defined herein shall have the respective meanings given to them in the Agreement.
Executive understands and agrees that the claims released in this Section 1 include not only claims presently known to Executive, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this Section 1. Executive understands that Executive may hereafter discover facts different from what Executive now believes to be true that, if known, could have materially affected this General Release, but Executive nevertheless waives and releases any claims or rights based on different or additional facts.
2.Excluding workers’ compensation claims raised in the province of Alberta, Executive represents that Executive has not filed against the Released Parties any complaints, charges, or lawsuits arising out of Executive’s employment, or any other matter arising on or prior to the date of this General Release, and covenants and agrees that Executive will never individually or with any person file, or commence the filing of any lawsuits, complaints or proceedings with any governmental agency, or against the Released Parties with respect to any of the matters released by Executive pursuant to Section 1 hereof; except that nothing in this General Release, including the provisions of this Section and Section 1 above, shall prevent Executive from filing a charge or complaint with or from participating in an
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investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), the Securities and Exchange Commission, or any other federal, state, provincial or local agency charged with the enforcement of any laws. However, to the extent any such charge or complaint or any other Claim is made against any of the Released Parties (including by the EEOC or NLRB), Executive expressly waives any claim to any form of monetary or other damages, or any other form of individual recovery or relief in connection with any such charge, complaint or claim other than as prohibited by applicable law; provided, that nothing in this General Release prohibits or prevents the Executive from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.
3.Executive represents, warrants and agrees that (i) Executive’s employment with the Company has terminated pursuant to resignation, (ii) in the absence of Executive’s execution of this General Release, the Separation Benefits would not otherwise be due to Executive, and (iii) other than the Separation Benefits and the Accrued Obligations, the Company owes Executive no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, pay in lieu of notice, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this General Release.
4.Executive agrees to fully indemnify and save harmless the Company, from and against all claims, demands, taxes, charges or penalties under the Income Tax Act (Canada), the Alberta Personal Income Tax Act, the Canada Pension Plan Act (Canada), the Employment Insurance Act (Canada) or any other legislation, for or in respect of any failure on the part of the Company, to withhold income tax, premiums or overpayments from all or any part of the payments described herein.
5.Executive acknowledges that Executive has not received any employment insurance benefits pursuant to the Employment Insurance Act (Canada) subsequent to the cessation of Executive’s employment with the Company.
6.Executive agrees that Executive will, at Executive’s own expense, discontinue and withdraw all pending or commenced actions, claims, proceedings and complaints filed with any Court or with any board or tribunal including any complaints under the Employment Standards Code (Alberta) and the Alberta Human Rights Act, relating to, arising from or connected in any manner with Executive’s employment with the Company and the cessation of that employment. Executive further agrees not to initiate any actions, claims, proceedings and complaints relating to Executive’s employment with the Company and the cessation of that employment.
7.Executive acknowledges and reaffirms Executive’s continuing obligations to the Company, including those under Sections 2.5, 2.6 and 2.7 of the Employment Agreement.
8.Executive agrees not to make negative or derogatory comments or comments that could reasonably be construed as derogatory about the Company or any of its employees or representatives to any third parties or through social media, including but not limited to Facebook, LinkedIn and Twitter. This restriction is intended to protect the Company’s legitimate business interests, including its relationships with employees, customers, and clients.
9.Executive agrees that Executive will not disclose the terms of this General Release and settlement to any person other than to Executive’s solicitors, financial advisors and persons with lawful authority to enquire about matters contained in this General Release, provided that such disclosure shall be made only on condition that they maintain the terms of this General Release and settlement confidential. For the sake of clarity, Executive agrees that Executive will not disclose the terms of this General Release and settlement to members of the general public, including employees or former employees of the Company.
10.Executive acknowledges Executive’s obligations to return all Company property and hereby acknowledges, covenants and agrees that Executive has done so and has complied with and, if applicable, will continue to comply with, all of Executive’s obligations under that Section.
11.Executive acknowledges and agrees that this General Release shall in all respects be subject to, governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof. Any dispute concerning this General Release shall be resolved pursuant to the dispute resolution provisions
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of the Employment Agreement. Photographic and electronically created copies of this signed General Release may be used in lieu of the originals for any purpose.
12.Executive acknowledges that Executive has read this General Release, that Executive has been advised that Executive should consult with an attorney before Executive executes this General Release, and that Executive understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.
13.This General Release shall become irrevocable following Executive’s execution of this General Release.

Intending to be legally bound hereby, Executive has executed this General Release on _________________, 2026.
    ________________________________________
    TALMAN B. PIZZEY
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EXHIBIT B
BOARD GENERAL RELEASE OF CLAIMS

1.Talman B. Pizzey (“Executive”), for Executive and Executive’s family, heirs, executors, administrators, legal representatives and their respective successors and assigns, in exchange for the Separation Benefits set forth in the Agreement, and as further reaffirmed in the General Release of Claims dated [__], 2026 (the “General Release”), does hereby forever release and discharge the Released Parties from any and all Claims, whether known or unknown, that Executive ever had, now has or may have based upon any matter, fact, cause or thing, occurring from the beginning of time up to and including the date Executive executes this Board Release, including, without limitation, all Claims regarding Executive’s service with the Company (including as an employee of the Company, employee of Company Group and as a member of the board of directors for the Company and Company Group), any events that may have occurred during the course of Executive’s service on the board(s) or the termination of Executive’s service on the board(s), or any other matters or Claims of any kind or nature. This includes, without limitation, a release of any and all Claims for unpaid wages, holiday pay, overtime, bonuses or other compensation, breach of contract, wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, employment discrimination, unlawful harassment, retaliation, emotional distress, violations of public policy, defamation, fraudulent misrepresentation or inducements and severance pay and any other federal, state, provincial or local laws, statutes, rules, ordinances or regulations, whether equal employment laws, statutes, rules or regulations or otherwise. Without limiting the generality of the release provided above, Executive expressly waives any and all claims arising from or connected with: (a) Executive’s service on the board(s); (b) the cessation of Executive’s service on the board(s); (c) Executive’s loss of office or board service with the Company or the Company Group; (d) the discontinuance and loss of any pension, medical, dental, disability, life and other insurance or welfare plans or benefits sponsored or contributed to by the Company on Executive’s behalf, and Executive acknowledges sole responsibility to replace the insurance or welfare plans or benefits which Executive wishes to continue and to exercise conversion privileges where applicable with respect to such discontinued coverage; (e) any and all claims for salary, wages, termination pay, severance pay, vacation pay, overtime pay, general holiday pay, bonuses, commissions, expenses, allowances, incentive payments, entitlements, or any other remuneration or benefits arising out of Executive’s service on the board(s); (f) any claims against the Company under the Employment Standards Code (Alberta); (g) any claims against the Company under the Alberta Human Rights Act. Notwithstanding anything in this Section 1 to the contrary, this Board Release shall not apply to (i) any right Executive has to the Separation Benefits; (ii) any rights or claims that may arise as a result of events occurring after the date this Board Release is executed, (iii) any indemnification and advancement rights Executive may have as a former employee, officer or director of the Company or its subsidiaries, (iv) any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its affiliates in accordance with the terms of such policy, and (v) Executive’s rights to the Accrued Obligations (as defined in the Employment Agreement). Capitalized words used but not defined herein shall have the respective meanings given to them in the Agreement and the General Release.
Executive understands and agrees that the claims released in this Section 1 include not only claims presently known to Executive, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this Section 1. Executive understands that Executive may hereafter discover facts different from what Executive now believes to be true that, if known, could have materially affected this Board Release, but Executive nevertheless waives and releases any claims or rights based on different or additional facts.
2.Excluding workers’ compensation claims raised in the province of Alberta, Executive represents that Executive has not filed against the Released Parties any complaints, charges, or lawsuits arising out of Executive’s employment, or any other matter arising on or prior to the date of this General Release, and covenants and agrees that Executive will never individually or with any person file, or commence the filing of any lawsuits, complaints or proceedings with any governmental agency, or against the Released Parties with respect to any of the matters released by Executive pursuant to Section 1 hereof; except that nothing in this General Release, including the provisions of this Section and Section 1 above, shall prevent Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, NLRB, the Securities and Exchange Commission, or any other federal, state, provincial or local agency charged with the enforcement of any laws. However, to the extent any such charge or complaint or any other Claim is made against any of the Released Parties (including by the EEOC or NLRB),
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Executive expressly waives any claim to any form of monetary or other damages, or any other form of individual recovery or relief in connection with any such charge, complaint or claim other than as prohibited by applicable law; provided, that nothing in this General Release prohibits or prevents the Executive from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.
3.Executive represents, warrants and agrees that (i) Executive’s service with the boards of the Company and the Company Group have terminated, (ii) in the absence of Executive’s execution of this Board Release, the Separation Benefits would not otherwise be due to Executive, and (iii) other than the Separation Benefits and the Accrued Obligations, the Company owes Executive no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, pay in lieu of notice, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Board Release.
4.Executive agrees to fully indemnify and save harmless the Company, from and against all claims, demands, taxes, charges or penalties under the Income Tax Act (Canada), the Alberta Personal Income Tax Act, the Canada Pension Plan Act (Canada), the Employment Insurance Act (Canada) or any other legislation, for or in respect of any failure on the part of the Company, to withhold income tax, premiums or overpayments from all or any part of the payments described herein.
5.Executive acknowledges that Executive has not received any employment insurance benefits pursuant to the Employment Insurance Act (Canada) subsequent to the cessation of Executive’s service on the board(s).
6.Executive agrees that Executive will, at Executive’s own expense, discontinue and withdraw all pending or commenced actions, claims, proceedings and complaints filed with any Court or with any board or tribunal including any complaints under the Employment Standards Code (Alberta) and the Alberta Human Rights Act, relating to, arising from or connected in any manner with Executive’s service on the board(s) and the cessation of that service. Executive further agrees not to initiate any actions, claims, proceedings and complaints relating to Executive’s service on the board(s) and the cessation of that service.
7.Executive acknowledges and reaffirms Executive’s continuing obligations to the Company, including those under Sections 2.5, 2.6 and 2.7 of the Employment Agreement.
8.Executive agrees not to make negative or derogatory comments or comments that could reasonably be construed as derogatory about the Company or any of its employees or representatives to any third parties or through social media, including but not limited to Facebook, LinkedIn and Twitter. This restriction is intended to protect the Company’s legitimate business interests, including its relationships with employees, customers, and clients.
9.Executive agrees that Executive will not disclose the terms of this Board Release and settlement to any person other than to Executive’s solicitors, financial advisors and persons with lawful authority to enquire about matters contained in this Board Release, provided that such disclosure shall be made only on condition that they maintain the terms of this Board Release and settlement confidential. For the sake of clarity, Executive agrees that Executive will not disclose the terms of this Board Release and settlement to members of the general public, including employees or former employees of the Company.
10.Executive acknowledges Executive’s obligations to return all Company property and hereby acknowledges, covenants and agrees that Executive has done so and has complied with and, if applicable, will continue to comply with, all of Executive’s obligations under that Section.
11.Executive acknowledges and agrees that this Board Release shall in all respects be subject to, governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof. Any dispute concerning this Board Release shall be resolved pursuant to the dispute resolution provisions of the Employment Agreement. Photographic and electronically created copies of this signed Board Release may be used in lieu of the originals for any purpose.
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12.Executive acknowledges that Executive has read this Board Release, that Executive has been advised that Executive should consult with an attorney before Executive executes this Board Release, and that Executive understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.
13.This Board Release shall become irrevocable following Executive’s execution of this Board Release.
Intending to be legally bound hereby, Executive has executed this Board Release on _________________, 202__.
    ________________________________________
    TALMAN B. PIZZEY
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